SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

(Former name, former address, and former fiscal year, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In May 2005, in the course of preparing the first quarter 2005 financial statements, the Company’s management determined that the balance sheets at June 30, September 30, and December 31, 2004 incorrectly classified $4.4 million in deferred revenue as long term deferred revenue when it should have been classified as current deferred revenue.

Accordingly, on May 13, 2005, management and the Audit Committee of the Registrant concluded that the Registrant’s unaudited balance sheets at June 30, 2004 and September 30, 2004 and audited balance sheet at December 31, 2004, which were included in the Registrant’s previously-filed Quarterly Reports on Forms 10-Q and 10-Q/A and Annual Report on Form 10-K, should not be relied upon. The Audit Committee discussed this conclusion with the Registrant’s registered independent public accounting firm, Ernst & Young LLP.

The Company intends to file promptly an amended Report on Form 10-K/A for the year ended December 31, 2004 that includes a restatement of the Company’s audited balance sheet at December 31, 2004 and provides the corrected balance sheet information for June 30, 2004 and September 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION
Dated: May 17, 2005	By:	/s/ Jane A. Freeman
Jane A. Freeman
Chief Financial Officer